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                                                                    EXHIBIT 23.3


             CONSENT OF ATAG ERNST & YOUNG AG, INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-3 No. 333-27931) and the related Prospectus of Uniphase Corporation for the registration of 665,568 shares of its common stock and to the incorporation by reference therein of our report dated May 7, 1997, with respect to the financial statements of Laser Enterprise, a Division of International Business Machines, New York included in its Amendment No. 3 to the Current Report on Form 8-K/A dated August 11, 1997, filed with the Securities and Exchange Commission.




Zurich, Switzerland                             ATAG Ernst & Young AG
October 9, 1997


                                  /s/ Robert G. Wightman    /s/ Yves Vontobel
                                  ----------------------    -----------------
                                  Robert G. Wightman        Yves Vontobel
                                  Chartered Accountant      Certified Accountant